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                                                                  EXHIBIT - 21.1

                              List of Subsidiaries

         As of December 31, 2001, the following is a list of our active subsidiaries:



                 NAMES                         STATE OF INCORPORATION
          -----------------------------------------------------------
          Chelsea Pictures, Inc.                Massachusetts
          Harmony Holdings, Inc.                Delaware
          Video(3) Inc.                         Minnesota
          Curious Pictures Corporation          New York
          Furious Pictures Corporation          New York
          DCODE, Inc.                           Minnesota